UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

Home Diagnostics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33027	22-2594392
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 NW 55th Court, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-677-9201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, Home Diagnostics, Inc. a Delaware corporation ("HDI") announced that the Board of Directors has retained the executive search firm DavenportMajor to recruit a successor to J. Richard Damron, Jr., President and Chief Executive Officer, who will be departing the company following a transition to the new President and CEO. Mr. Damron will remain in his present role until a transition is completed, which is expected to be in the first half of 2009.

Also on November 6, 2008, HDI entered into a new employment agreement with Mr. Damron, which replaces and supersedes his current employment agreement, dated January 1, 2006. The new employment agreement provides for the transition of Mr. Damron's duties to a new Chief Executive Officer. The agreement terminates on June 30, 2009, or earlier under certain circumstances. Mr. Damron's current base salary of $546,000 per annum will continue under the new agreement, as well has his current benefits. He will also be entitled to a bonus under the HDI 2008 Management Bonus Program. Upon termination of his employment, Mr. Damron will be entitled to a severance payment of one year's base salary, or $546,000. As under his prior employmnet agreement, Mr. Damron will be entitled to continue to participate in HDI's health insurance plan, at HDI's expense, until the earlier of August 21, 2019, or the date on which he is eligible for Medicare benefits. The new agreement contains restrictive covenants, such as non-competition and confidentiality provisions, substantially identical to those in Mr. Damron's prior agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The Following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No. Description

10.1 - Employment Agreement dated November 6, 2008 between Home Diagnostics, Inc. and J. Richard Damron, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Diagnostics, Inc.

November 7, 2008	By:	/s/ Ronald L. Rubin

Name: Ronald L. Rubin
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated November 6, 2008 between Home Diagnostics, Inc. and J. Richard Damron, Jr.